Exhibit 99.1

FOR IMMEDIATE RELEASE
BankFinancial Corporation to Host Conference Call and Webcast on April 29, 2016
Burr Ridge, Illinois – (April 26, 2016) BankFinancial Corporation (Nasdaq – BFIN) will review first quarter 2016 results in a conference call and webcast for stockholders and analysts on Friday, April 29, 2016 at 9:30 a.m. Chicago, Illinois Time.
The conference call may be accessed by calling (844) 413-1780 using participant passcode 96129871. The conference call will be simultaneously webcast at www.bankfinancial.com, “Investor Relations” page. For those persons unable to participate in the conference call, the webcast will be archived through 11:59 p.m. Chicago Time on Friday, May 13, 2016 on our website. BankFinancial Corporation’s Quarterly Financial and Statistical Supplement is scheduled to be available on our website, under the “Investor Relations” section, on Wednesday, April 27, 2016.
BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented bank providing financial services to individuals, families and businesses through 19 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At December 31, 2015, BankFinancial had total assets of $1.512 billion, total loans of $1.232 billion, total deposits of $1.213 billion and stockholders’ equity of $212.4 million.
The company’s common stock trades on the Nasdaq Global Select Market under the symbol BFIN. Additional information may be found at the company’s web site, www.bankfinancial.com.

For Further Information Contact:
Shareholder, Analyst and Investor Inquiries:	Media Inquiries:
Elizabeth A. Doolan Senior Vice President – Finance BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams President – Marketing & Sales BankFinancial F.S.B. Telephone: 630-242-7234